As filed with the Securities and Exchange Commission on April 13, 2016

Registration No. 333-________

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

 FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

LUCAS ENERGY, INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	20-2660243
(State or Other Jurisdiction Identification No.)	(IRS Employer of Incorporation)

450 Gears Road, Suite 780, Houston, Texas 77067

(Address of Principal Executive Offices)

Lucas Energy, Inc.

Amended and Restated 2014 Stock Incentive Plan

(Full Title of the Plan)

Anthony C. Schnur, Chief Executive Officer

450 Gears Road, Suite 780, Houston, Texas 77067

(713) 528-1881

(Name, address, and telephone number, including area code, of agent for service)

Copy To:

David M. Loev, Esq.

John S. Gillies, Esq.

The Loev Law Firm, PC

6300 West Loop South, Suite 280

Bellaire, Texas 77401

(713) 524-4110

Indicate by check mark whether the Registrant is a large accelerated filer, and accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be Registered(1)(2)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee

Common Stock, par value $0.001 per share	55,000 shares (3)	$5.98 (4)	$328,900	$33.12

Total	55,000 shares		$328,900	$33.12

(1)	This Registration Statement on Form S-8 relates to the Amended and Restated 2014 Stock Incentive Plan (the “2014 Plan”) of Lucas Energy, Inc. (the “Registrant” or the “Company”). An aggregate of 95,000 shares of the Registrant’s common stock, par value $0.001 per share (the “Common Stock”) have been or may be issued under the 2014 Plan (which number takes into account the Registrant’s 1:25 reverse stock split which was effective July 15, 2015). Of the 95,000 shares, 40,000 shares were previously registered (the “Previously Registered Shares”) under the Securities Act of 1933, as amended (the “Securities Act”) pursuant to the Registrant’s Registration Statement on Form S-8 (File No. 333-195959). The Registrant previously paid the registration fee for the Previously Registered Shares. Registered in this Registration Statement are an additional 55,000 shares of Common Stock reserved for future issuance under the 2014 Plan, the offer, sale and issuance of which are being registered herein.

(2)	Pursuant to Rule 416 under the Securities Act, this Registration Statement also covers any additional shares of common stock of the Registrant that become issuable pursuant to awards by reason of any stock dividend, stock split, recapitalization or other similar transaction that results in an increase in the number of the outstanding shares of common stock of the Registrant.

(3)	Represents shares reserved for issuance pursuant to future awards under the Amended and Restated Lucas Energy, Inc. 2014 Stock Incentive Plan, less the Previously Registered Shares.

(4)	Calculated solely for purposes of this offering under Rules 457(c) and 457(h) of the Securities Act, on the basis of the average of the high and low selling prices per share of the Registrant’s common stock on April 12, 2016, as reported on the NYSE MKT.

EXPLANATORY NOTE

On May 15, 2014, Lucas Energy, Inc. (the “Company”) filed with the Securities and Exchange Commission (the “Commission”) a Registration Statement on Form S-8 (File No. 333-195959) (the “Prior Registration Statement”) registering shares of common stock issuable pursuant to the Company’s 2014 Stock Incentive Plan (the “Original Plan”). The aggregate number of shares of common stock issuable under the Original Plan was 40,000 after adjusting the number of shares for the Company’s 1:25 reverse stock split of its issued and outstanding common stock which was effective on July 15, 2015.

On February 8, 2016, the Board of Directors of the Company adopted the Company’s Amended and Restated 2014 Stock Incentive Plan (the “Amended Plan”), which was approved by the stockholders of the Company on March 29, 2016, which amends, restates and supersedes in its entirety the Original Plan. The Amended Plan (a) increases by 55,000 (to 95,000), the number of shares of common stock reserved for issuance under such Original Plan; and (b) amends the definition of “Eligible Person” under the Original Plan to exclude “instances where services are in connection with the offer or sale of securities in a capital-raising transaction, or they directly or indirectly promote or maintain a market for the Company’s securities”.

This Registration Statement relates to securities of the same class as to which the Prior Registration Statement relates. As such, and as permitted by Instruction E of Form S-8, the contents of the Prior Registrant Statement filed by the Registrant on Form S-8 on May 15, 2014, is incorporated herein by reference and made a part of this Registration Statement, except for Part I and Items 3, 8 and 9 of Part II which are being updated by this Registration Statement. In addition, all exhibits required by General Instruction E of Form S-8 are filed as exhibits hereto.

The Registrant has filed this Registration Statement to register under the Securities Act of 1933, as amended, an additional 55,000 shares of common stock reserved for future issuance under the Amended Plan, the offer and sale of which are being registered herein.

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PART I

INFORMATION REQUIRED IN SECTION 10(A) PROSPECTUS

The document(s) containing the information specified in Part I will be sent or given to eligible participants in the Plan as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”). Such documents are not being filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. Such documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Participants are further advised that the documents incorporated by reference in Item 3 of Part II of the Registration Statement, of which this prospectus is a part of, and which are incorporated by reference to this prospectus, are available without charge, upon written or oral request to the Company. Additionally, other documents required to be delivered to recipients pursuant to Rule 428(b) of the Securities Act (§230.428(b)) are available without charge, upon written or oral request to the Company. Such requests may be made to:

Anthony Schnur, Chief Executive Officer

450 Gears Road, Suite 780, Houston, Texas 77067

(713) 528-1881

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PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The following documents filed with the Commission are incorporated by reference into this Registration Statement and are made a part hereof:

(a)	Lucas Energy, Inc.’s (the “Company’s,” “we,” and “our”) Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on July 14, 2015, for the fiscal year ended March 31, 2015, which includes audited financial statements as of and for the years ended March 31, 2015 and 2014 (the “Annual Report”);

(b)	The Company’s Definitive Proxy Statement on Schedule 14A for an Annual Meeting of Shareholders, filed with the SEC on February 18, 2016;

(c)	The Company’s Form 10-Q’s for the quarterly periods ended June 30, 2015, filed with the SEC on August 14, 2015, September 30, 2015, filed with the SEC on November 16, 2015 and December 31, 2015, filed with the SEC on February 16, 2016;

(d)	The Current Reports on Form 8-K and Form 8-K/A filed with the SEC on April 15, 2015, May 15, 2015, June 30, 2015, July 2, 2015, September 1, 2015, September 25, 2015, October 1, 2015, October 23, 2015, November 25, 2015, December 18, 2015, December 31, 2015, January 5, 2016, January 21, 2016, February 12, 2016, February 16, 2016, April 1, 2016, and April 7, 2016 to the extent filed, and not furnished, including any exhibits and attachments thereto;

(e)	All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) since the end of the fiscal year covered by the Annual Report referred to in Item 3(a) above; and

(f)	The description of the Company’s common stock contained in its Registration Statement on Form 8-A as filed on February 13, 2008, pursuant to Section 12(b) of the Exchange Act (File No. 001-32508), which incorporates by reference the description of the shares of the Company’s common stock contained in our Registration Statement on Form SB-2 (File No. 333-147568) filed on November 21, 2007 and declared effective by the SEC on January 11, 2008, and any amendment or reports filed with the SEC for purposes of updating such description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date of filing this Registration Statement and prior to such time as the Company files a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents, except for the documents, or portions thereof, that are “furnished” rather than filed with the SEC.

Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for the purpose of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which is also, or is deemed to be, incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

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Item 8. Exhibits

See Exhibit Index.

Item 9. Undertakings

(a) The Company hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

However, paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned hereby undertakes that, for the purposes of determining any liability under the Securities Act, each filing of the Company’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, our company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, Texas on the 13th day of April 2016.

LUCAS ENERGY, INC.

/s/ Anthony C. Schnur
Anthony C. Schnur
Chief Executive Officer and Acting Chief Financial Officer
(Principal Executive Officer and Principal Accounting/Financial Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Anthony C. Schnur, as his true and lawful attorney-in-fact and agent, with full power of substitution and revocation, to sign on his behalf, individually and in each capacity stated below, all amendments and post-effective amendments to this Form S-8 and to file the same, with all exhibits thereto and any other documents in connection therewith, with the Securities and Exchange Commission under the Securities Act of 1933, as amended, granting unto each such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming each act that said attorney-in-fact and agent may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date
/s/ Anthony C. Schnur Anthony C. Schnur	CEO, Acting CFO and Director (Principal Executive Officer and Principal Accounting/Financial Officer)	April 13, 2016

/s/ J. Fred Hofheinz J. Fred Hofheinz	Director	April 12, 2016

/s/ Fred S. Zeidman Fred S. Zeidman	Director	April 13, 2016

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EXHIBIT INDEX

Exhibit	Description

5.1*	Opinion of The Loev Law Firm, PC (included with this registration statement)

10.1	Amended and Restated 2014 Stock Incentive Plan of Lucas Energy, Inc. (incorporated by reference to Exhibit 10.7 to the Company’s Current Report on Form 8-K filed with the SEC on April 1, 2016)

10.2	Lucas Energy, Inc. - Form of 2014 Stock Incentive Plan Stock Option Award (incorporated by reference to 4.1 to the Company’s Registration Statement on Form S-8 filed with the SEC on May 15, 2014)

10.3	Lucas Energy, Inc. - Form of 2014 Stock Incentive Plan Restricted Stock Grant Agreement (included with this registration statement)

23.1*	Consent of Hein & Associates LLP (included with this registration statement)

23.2*	Consent of The Loev Law Firm, PC (included in the opinion filed as Exhibit 5.1)

24.1	Power of Attorney (included on the signature page of this registration statement)

* filed herewith

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